Receipt No. FY98011458811
                                                     CSC
                                                     04/21/1998      195.00
                                                     REC'D BY KR ($125)


       FILED
 IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
  STATE OF NEVADA


     APR 21,1998
     No. C4602-98
     /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                         ARTICLES/CERTIFICATE OF MERGER


                               GEMMA GLOBAL, INC.
                             (a Nevada corporation)
                                       AND
                               GEMMA GLOBAL, INC.
                            (a Delaware corporation)


The undersigned corporations, desiring to redomicile a Delaware corporation, Gemma Global, Inc., in Nevada, by merging said Delaware corporation, as the merging corporation, with and into Gemma Global, Inc., a newly-organized Nevada corporation which is the wholly-owned subsidiary of the Delaware corporation, formed for the purpose, as the surviving corporation, hereby sign, seal, and present for filing this Articles/Certificate of Merger as required by the respective corporate laws of Delaware and Nevada, as follows:

1. The names of the constituent corporations are:

 Merging Corporation:

 Gemma Global, Inc., a Delaware corporation, which is the parent of Gemma Global, Inc., the Nevada corporation which is the surviving corporation of this merger

 Surviving Corporation:

 Gemma Global, Inc., a Nevada
 corporation, which is the wholly-owned subsidiary of Gemma Global, Inc., the Delaware corporation


2. The address of both corporations is:

            12868 Via Latina
            Del Mar, California 92014

3. The Plan and Agreement of Merger was adopted by the respective Boards of Directors and was submitted to the vote of the stockholders of both corporations and was adopted by majority vote of the shareholders of the merging corporation and the parent incorporator and sole stockholder of the surviving corporation on March 5, 1998. In both cases, the approval was by a sufficient vote to authorize the merger under the respective corporation laws.

4. The holders of the shares of the Delaware corporation shall receive, pro rata, issuance of the equivalent number of shares of the Nevada corporation.

5. The merger shall be effective upon the filing of these Articles of Merger in the states of Delaware and Nevada.

6. The surviving corporation agrees that it may be served with

ARTICLES/CERTIFICATE OF MERGER
Gemma Global, Inc. (Nevada) and Gemma Global, Inc.
(Delaware) PAGE 2

process in the State of Delaware in any proceeding for enforcement of any obligation of the merging corporation, or of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders in any appraisal proceedings. The surviving corporation irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process and to send it to:

                   12868 Via Latina
                   Del Mar, California 92014

7. A copy of the Plan of Merger is on file at the offices of the surviving corporation. A copy will be furnished by the surviving corporation, without cost, to any stockholder of a constituent corporation, upon request.

IN WITNESS WHEREOF, the constituent corporations have executed this Articles\Certificate of Merger this 5th day of March, 1998.

                                                    GEMMA GLOBAL, INC.
                                                       (Nevada)

ATTEST:
                                                    /s/ Edward E. Litwak
                                                    ---------------------
                                                    Edward E. Litwak, President

/s/ Robert Stulman
------------------
Secretary


                                                    GEMMA GLOBAL, INC.
                                                       (Delaware)

ATTEST:

                                                    /s/ Edward E. Litwak
                                                    --------------------
                                                    Edward E. Litwak, President

/s/ Robert Stulman
------------------
Secretary


                                 ACKNOWLEDGEMENT

STATE OF NEW YORK       :
                        :ss
COUNTY OF NEW YORK      :



         Personally appeared before me, a notary public in and for said County and State, Edward E. Litwak and Robert Stulman, known to me or duly proved to me, who stated that they were the President and Secretary, respectively, of Gemma Global, Inc.,, a Delaware corporation and they acknowledged that they had executed the' foregoing Articles/Certificate of Merger on behalf of Gemma Global, Inc. for the purposes stated therein.





My Commission Expires:

                                 ACKNOWLEDGEMENT

STATE OF NEW YORK       :
                        :ss
COUNTY OF NEW YORK      :



         Personally appeared before me, a notary public in and for said County and State, Edward E. Litwak and Robert Stulman known to me or duly proved to me, who stated that they were the President and Secretary, respectively, of Gemma Global, Inc.,_ a Nevada corporation and they acknowledged that they had executed the foregoing Articles/Certificate of Merger on behalf of Gemma Global, Inc. for the purposes stated therein.


                                   /s/ Leonora C. Seid
                                   -------------------
                                   4/15/98

My Commission Expires.
                                        Leonora C. Seid
                                NOTARY PUBLiC, STATE OF NEW YORK
                                          NO. 4966893
                                   QUAlified IN NASSAU COunty
                                 COMMISSION EXPIRES MAY 21, 1998